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                                                                     EXHIBIT 8.1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS
                            200 East Randolph Drive
                            Chicago, Illinois 60601

To Call Writer Direct:            312 861-2000                     Facsimile:
     312 861-2000                                                 312 861-2200


                               September 15, 1997


The Petersen Companies, Inc.
6420 Wilshire Boulevard
Los Angeles, California  90048


          In connection with The Petersen Companies, Inc.'s initial public offering of up to 7,187,500 shares of its Class A Common Stock, par value $0.01 per share, you have requested our opinion concerning certain statements set forth in Amendment No.1 to the Form S-1 Registration Statement (Registration No. 333-33111) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

          Based on the foregoing, in our opinion, under the law in effect on the date hereof, the statements made in the Registration Statement under the caption "Certain Federal Income Tax Consequences to Non-United States Holders," insofar as such statements purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

          The opinions set forth herein are based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities.

          In conclusion, we should note that unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any federal income tax matter other than that discussed herein.

                              Very Truly Yours,

                              /s/ Kirkland & Ellis

                              Kirkland & Ellis